Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148353) of Yingli Green Energy Holding Company Limited of our report dated April 30, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China
April 30, 2018